UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2011

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2011, The First Marblehead Corporation (the “Corporation”) and its wholly-owned subsidiary, First Marblehead Education Resources (“FMER”), entered into a fifth amendment (the “Fifth Amendment”) with SunTrust Bank (“SunTrust Bank”), effective as of November 14, 2011, to that certain loan program agreement dated as of April 20, 2010, as amended, among the Corporation, FMER and SunTrust Bank (the “Loan Program Agreement”).  The Fifth Amendment extends the term of the Loan Program Agreement relating to the school-certified private education loan program funded by SunTrust Bank (the “Program”), and effectuates other material changes to the Loan Program Agreement, as further described herein.

Term Extension.  The Loan Program Agreement was previously set to expire on the earlier of April 20, 2012 or the date on which the account funded by the Corporation to provide credit enhancement for defaulted Program loans (the “Participation Account”) had reached its mutually agreed upon dollar limit (the “Participation Cap”).  The Fifth Amendment has extended the term of the Loan Program Agreement until the earlier of January 31, 2015 or the date on which the Participation Cap, as increased by the Fifth Amendment, is reached.

Exclusivity.  Pursuant to the Fifth Amendment, SunTrust Bank and any of its affiliates are precluded from creating and/or marketing any private education loan product, other than the Program or any private education loan consolidation product, through July 1, 2013.  In addition, the Corporation has agreed to not solicit schools for preferred lender list placement for any private education loan product other than the Program, including any private education loan products for post-secondary education funded by Union Federal Savings Bank, the Corporation’s wholly owned subsidiary, in specified states through July 1, 2013.

Participation Account.  Pursuant to the Fifth Amendment, the Participation Cap has been increased. For Program loans with applications received on or after July 15, 2012, the period before which the Corporation may withdraw amounts from the Participation Account will be fifty-four (54) months.  Such withdrawals are limited to the extent that funds in the Participation Account as of the end of any month exceed a specified threshold that is calculated based on the projected default rate times the total outstanding principal amount of Program loans.

Sales and Marketing. Prior to entering into the Fifth Amendment, the Corporation was prohibited from engaging in sales and marketing activities with respect to the Program in states where SunTrust Bank marketed the Program and its other private education loan programs.  The Fifth Amendment has substantially increased the number of states in which the Corporation may engage in sales activities with respect to the Program on behalf of SunTrust Bank.  In addition, the Corporation must maintain minimum staffing levels for sales activities in certain states and a minimum amount of sales-related expenditures for each calendar year for the remaining term of the Loan Program Agreement.

Loan Sale.  The Corporation and SunTrust Bank have agreed to negotiate in good faith the terms of a call option for the Corporation for the securitization or other disposition of Program loans, as well as a minimum holding period for SunTrust Bank relating to Program loans.

Program Pricing.  The Fifth Amendment has amended certain service fees set forth in the Loan Program Agreement relating to loan processing services and Program support services, as well as the Corporation’s compensation for each pricing segment of the Program.

The foregoing summary of the terms of the Fifth Amendment is subject to, and qualified in its entirety by, the Loan Program Agreement and the Fifth Agreement, which are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein.

Item 8.01 Other Events.

On November 15, 2011, the Corporation issued a press release announcing its entry into the Fifth Amendment.  The full text of the press release issued in connection with this announcement is furnished with this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1††	Loan Program Agreement dated as of April 20, 2010 among the Corporation, FMER and SunTrust Bank (incorporated by reference to the exhibits to the Corporation’s Amendment No. 1 to annual report on Form 10-K filed with the Securities and Exchange Commission on November 18, 2010)

99.2††	Fifth Amendment to Loan Program Agreement dated as of November 14, 2011 among the Corporation, FMER and SunTrust Bank (filed herewith)

99.3	Press release issued by the Corporation on November 15, 2011 entitled, “First Marblehead Expands Relationship with SunTrust Bank, Increasing Volume Capacity and Extending Term to 2015” (filed herewith)

††	Confidential treatment has been granted or requested for certain provisions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: November 15, 2011	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1††

Loan Program Agreement dated as of April 20, 2010 among the Corporation, FMER and SunTrust Bank (incorporated by reference to the exhibits to the Corporation’s Amendment No. 1 to annual report on Form 10-K filed with the Securities and Exchange Commission on November 18, 2010)

99.2††	Fifth Amendment to Loan Program Agreement dated as of November 14, 2011 among the Corporation, FMER and SunTrust Bank (filed herewith)
99.3

Press release issued by the Corporation on November 15, 2011 entitled, “First Marblehead Expands Relationship with SunTrust Bank, Increasing Volume Capacity and Extending Term to 2015” (filed herewith)

††	Confidential treatment has been granted or requested for certain provisions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.